CREDIT AGREEMENT

Dated as of September 13, 2013

Birner Dental Management Services, Inc.

as Borrower

and

Compass Bank
as Lender

Exhibits and Schedules

Exhibit A	—	Form of Covenant Compliance Certificate

Schedule I	—	Authorized Representatives

Schedule II	—	Management Agreements

Credit Agreement

This Credit Agreement is entered into as of September 13, 2013, by and between Birner Dental Management Services, Inc., a Colorado corporation, as Borrower, and Compass Bank, as Lender. All capitalized terms used herein without definition shall have the same meanings herein as such terms are defined in Section 1.1.

Preliminary Statement

WHEREAS, Borrower has requested, and Lender has agreed to extend, a revolving loan on the terms and conditions of this Agreement; and

WHEREAS, Lender and Borrower now desire to enter into this Agreement as provided herein.

Now, Therefore, in consideration of the mutual agreements contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

SECTION 1. Definitions; Interpretation.

Section 1.1. Definitions .      The following terms when used herein shall have the following meanings:

“Act” is defined in Section 10.23.

“Adjusted EBITDA” shall be calculated in accordance with GAAP, on a consolidated basis, and computed on a rolling four-quarter basis and shall mean the sum of (without duplication and without giving effect to any extraordinary losses or gains during such period): (a) net income or loss during such period plus; (b) to the extent deducted in determining net income or loss: (i) federal, state and local income tax expense, (ii) interest expense, (iii) amortization and depreciation expense, and (iv) stock based compensation expense.

“Affiliate” means any Person directly or indirectly controlling or controlled by, or under direct or indirect common control with, another Person. A Person shall be deemed to control another Person for purposes of this definition if such Person possesses, directly or indirectly, the power to direct, or cause the direction of, the management and policies of the other Person, whether through the ownership of voting securities, common directors, trustees or officers, by contract or otherwise.

“Agreement” means this Credit Agreement, as the same may be amended, modified, restated or supplemented from time to time pursuant to the terms hereof.

“Attorney’s Fees and Costs” means attorneys’ fees, costs and expenses, expert witness fees, investigation costs and expenses, court costs, receivership fees and costs, and disbursements.

“Authorized Representative” means those persons shown on Schedule I attached hereto and any other person subsequently designated by Borrower to Lender in writing as an Authorized Representative.

“Borrower” means Birner Dental Management Services, Inc., a Colorado corporation. Each Subsidiary of Borrower, now existing or hereafter created, shall execute a joinder agreement to become a party to this Agreement.

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“Borrowing” means a cash advance under the Note.

“Business Day” means any day (other than a Saturday or Sunday) on which banks are not authorized or required to close in Denver, Colorado.

“Change in Management” means a majority of the current executive officers of the Borrower ceasing to hold their executive positions with the Borrower as of the Closing Date.

“Closing Date” means the first Business Day upon which each condition described in Section 6 shall be satisfied or waived in a manner reasonably acceptable to Lender.

“Code” means the Internal Revenue Code of 1986, as amended, and any successor statute thereto.

“Collateral” has the meaning given to such term in the Security Agreement.

“Collateral Documents” means the Security Agreement, and all other security agreements, pledge agreements, assignments, financing statements and other documents as shall from time to time secure or relate to the Obligations, or any part thereof.

“Commitment” means Twelve Million and 00/100 Dollars ($12,000,000.00).

“Controlled Group” means all members of a controlled group of corporations and all trades or businesses (whether or not incorporated) under common control which, together with Borrower, are treated as a single employer under Section 414 of the Code.

“Credit Event” means the advancing of any Borrowing in which the proceeds thereof have been delivered to Borrower.

“Debt to EBITDA” shall mean, for any date of determination and each case as set forth in the Borrower’s financial statements and calculated in accordance with GAAP, the ratio of (i) the sum of Interesting Bearing Debt, to (ii) Adjusted EBITDA.

“Default” means any event or condition the occurrence of which would, with the passage of time or the giving of notice, or both, constitute an Event of Default.

“Default Rate” is defined in Section 2.6.

“Distribution” means (a) with respect to any stock issued by such Person or any partnership, joint venture, limited liability company, membership or other interest of such Person, the retirement, redemption, purchase, or other acquisition for value of any such stock or partnership, joint venture, limited liability company, membership or other interest, (b) the declaration or payment of any dividend or other distribution on or with respect to any stock, partnership, joint venture, limited liability company, membership or other interest of such Person, and (c) any other payment by such Person with respect to such stock, partnership, joint venture, limited liability company, membership or other interest of such Person.

“Environmental Laws” is defined in Section 7.12.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended, or any successor statute thereto.

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“Event of Default” is defined in Section 8.1.

“Excess Interest” is defined in Section 10.20.

“Fixed Charge Coverage Ratio” shall mean, for any date of determination and each case as set forth in the Borrower’s financial statements and calculated in accordance with GAAP, the ratio of (i) the sum of Adjusted EBITDA plus actual lease expense of all leased property, plus actual rent expense, less federal, state and local income tax expense, less  interest expense, less dividends, less Distributions described in clause (b) or (c), but not clause (a), of the definition of “Distribution,” to (ii) the sum of the prior period maturities of long-term debt plus interest expense, plus actual lease expense of all leased property, and plus actual rent expense.

“GAAP” means generally accepted accounting principles set forth from time to time in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board (or agencies with similar functions of comparable stature and authority within the U.S. accounting profession), which are applicable to the circumstances as of the date of determination.

“Hedging Agreement” is defined in Section 2.11 hereof.

“Hedging Arrangements” is defined in Section 2.11 hereof.

“Insurance” is defined in Section 7.4.

“Interest Bearing Debt” shall mean all interest bearing indebtedness, of any kind and nature, including capital lease obligations, of Borrower determined on a consolidated basis at that time.

“Lender Party” is defined in Section 10.14.

“Lender” means Compass Bank.

“Lender Prime Rate” means the interest rate designated by the Lender as its “prime rate”;   each change in the Lender Prime Rate shall be effective on the date such change is published.  If multiple prime rates are quoted by Lender, then the highest prime rate will be the Lender Prime Rate.  The Lender Prime Rate may not necessarily represent the lowest interest rate charged by Lender for commercial or other extensions of credit.

“LIBOR Rate” is the London Interbank Offered Rate, as determined by the British Bankers Association (or any successor or replacement therefore) for the applicable Reference Period as obtained by Lender from Reuter’s, Bloomberg or another commercially reliable source, two (2) days before the beginning of each Interest Period (or in the event no such rate is stated on that date, the rate stated on the day most immediately preceding the date of determination on which a rate was stated), as adjusted from time to time in Lender’s sole discretion for then-applicable reserve requirements, deposit insurance assessment rates and other regulatory costs. If more than one rate is stated by the source Lender uses to obtain the applicable rate for the applicable Reference Period, the applicable rate shall be the arithmetic mean of all stated rates for that Reference Period. Each “Interest Period” shall be a period equal to the duration of the Reference Period; provided, however, if the last day of an Interest Period would not fall on a Business Day, then the Interest Period will end on the next following Business Day. The initial Interest Period shall commence on the date of the Note, and each succeeding Interest Period shall commence on the day immediately following the expiration of the preceding Interest Period. The “Reference Period” shall be thirty (30) days.

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“Lien” means any mortgage, lien, security interest, pledge, charge or encumbrance of any kind in respect of any Property.

“Loan” or “Loans” shall mean the Revolving Loan.

“Loan Availability” shall mean, at any time, the Commitment for the Revolving Loan.

“Loan Documents” means this Agreement, the Note, the Collateral Documents, any Hedging Agreement and each other instrument or document to be delivered hereunder or thereunder or otherwise in connection therewith.

“Lock Box Account” is defined in Section 7.21.

“Management Agreement(s)” means a Management Agreement, as may be amended from time to time between the Borrower and a professional entity which governs the management and operation of a “Perfect Teeth” facility. A listing of all of the Management Agreements currently in place is included on Schedule II.

“Material Adverse Effect” means (a) a material adverse change in, or material adverse effect upon, the operations, business, Property, or condition (financial or otherwise) of Borrower taken as a whole, (b) a material impairment of the ability of Borrower to perform its material obligations under any Loan Document, or (c) a material adverse effect upon (i) the legality, validity, binding effect or enforceability against Borrower of any Loan Document or the rights and remedies of Lender thereunder or (ii) the perfection or priority of any Lien granted under any Collateral Document.

“Material Plan” is defined in Section 8.1(i).

“Maturity Date of the Revolving Loan” means September 13, 2016.

“Maximum Rate” is defined in Section 10.20.

“Note or Notes” is defined in Section 2.8.

“Note Rate – Libor” means the LIBOR Rate plus 115 basis points.

“Note Rate – Prime” means the Lender Prime Rate.

“Note Rate – Revolving Loan” means the Note Rate – Libor or the Note Rate – Prime as the case may be.

“Obligations” means all obligations of Borrower to pay principal and interest on any Loan, all fees and charges payable hereunder, and all other payment obligations of Borrower arising under or in relation to any Loan Document, or any other agreement between Borrower and Lender (specifically including, but not limited to, ACH, any Hedging Arrangement, corporate credit cards and overdrafts, etc.), in each case whether now existing or hereafter arising, due or to become due, direct or indirect, absolute or contingent, and howsoever evidenced, held or acquired.

“PBGC” means the Pension Benefit Guaranty Corporation or any Person succeeding to any or all of its functions under ERISA.

“Permitted Liens” shall mean the Liens described in Section 7.9.

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“Person” means an individual, partnership, corporation, limited liability company, association, trust, unincorporated organization or any other entity or organization, including a government or agency or political subdivision thereof.

“Plan” means any employee pension benefit plan covered by Title IV of ERISA or subject to the minimum funding standards under Section 412 of the Code that either (a) is maintained by a member of the Controlled Group for employees of a member of the Controlled Group or (b) is maintained pursuant to a collective bargaining agreement or any other arrangement under which more than one employer makes contributions and to which a member of the Controlled Group is then making or accruing an obligation to make contributions or has within the preceding five plan years made contributions.

“Property” means, as to any Person, all types of real, personal, tangible, intangible or mixed property owned by such Person whether or not included in the most recent balance sheet of such Person and its subsidiaries.

“Revolving Loan” means the Loan described in Section 2.2 of this Agreement.

“Revolving Loan Termination Date” means the earliest to occur of the following: (i) the Maturity Date of the Revolving Loan, (ii) the date on which the Commitment is terminated by Borrower, or (iii) the date on which the Commitment is terminated in whole pursuant to Section 8.2.

“Security Agreement” means that certain Security Agreement dated of even date with this Agreement among Borrower and Lender, as the same may be amended, modified, supplemented or restated from time to time.

“Subsidiary” or “Subsidiaries” shall mean as to any Person (i) any corporation of which more than fifty percent (50%) of the outstanding capital stock having ordinary voting power to elect a majority of the board of directors of such corporation (irrespective of whether at the time stock of any other class of such corporation shall have or might have voting power by reason of the happening of any contingency) is owned, directly or indirectly through Subsidiaries, by such Person and (ii) any partnership, limited liability company, association, joint venture or other entity in which such Person, directly or indirectly through Subsidiaries, has more than a fifty percent (50%) interest in total equity, total income and/or total ownership interest of such entity at any time.

“Subordinated Debt” means any indebtedness of Borrower which has been subordinated by written agreement to the Obligations owed by Borrower to Lender in form and substance reasonably acceptable to Lender.

“U.S. Dollars” and “$” each means the lawful currency of the United States of America.

“Unfunded Vested Liabilities” means, for any Plan at any time, the amount (if any) by which the present value of all vested nonforfeitable accrued benefits under such Plan exceeds the fair market value of all Plan assets allocable to such benefits, all determined as of the then most recent valuation date for such Plan, but only to the extent that such excess represents a potential liability of a member of the Controlled Group to the PBGC or the Plan under Title IV of ERISA.

“Uniform Commercial Code” means Article 9 of the Uniform Commercial Code for the State of Colorado as of the date of this Agreement.

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“Unused Commitments” means, at any time, the difference between the Commitment for the Revolving Loan then in effect and the aggregate outstanding principal amount of the Revolving Loan at the time of calculation thereof.

“Welfare Plan” means a “welfare plan” as defined in Section 3(1) of ERISA.

Section 1.2. Interpretation . The foregoing definitions are equally applicable to both the singular and plural forms of the terms defined. The words “hereof,” “herein,” and “hereunder” and words of like import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. All references to time of day herein are references to Denver, Colorado time unless otherwise specifically provided.

SECTION 2.        The Credit Facilities.

Section 2.1. Commitment .   Subject to the terms and conditions of this Agreement and the Loan Documents, prior to the Revolving Loan Termination Date, and provided no Event of Default or event which, with the giving of notice or the passage of time or both, will become an Event of Default hereunder shall have occurred and be continuing, Lender agrees to make the Loans in U.S. Dollars to Borrower on the Closing Date and as Borrower shall from time to time request, provided, however, that the aggregate unpaid principal of each Loan outstanding at any one time shall not exceed the Loan Availability applicable to such Loan at such time. If at any time the outstanding aggregate principal balance of a Loan exceeds its applicable Loan Availability, Borrower shall immediately, and without the necessity of a demand by Lender, pay to Lender such amount as may be necessary to eliminate such excess, and a failure to do so shall constitute an Event of Default.

Section 2.2. Disbursement of Loans .      Not later than 2:00 p.m. (Denver time) on the date of any requested advance of a new Borrowing, subject to Section 6, Lender shall make the Borrowing available in immediately available funds at the principal office of Lender in Denver, Colorado. Lender shall make the proceeds of each new Borrowing available to Borrower, upon the request of an Authorized Representative, by depositing such proceeds to the credit of Borrower’s operating account maintained with Lender or as Borrower and Lender may otherwise agree. Borrower shall give all such notices requesting an advance of a Borrowing to Lender by telephone or electronic transmission (which notice shall be irrevocable once given and, if by telephone, shall be promptly confirmed in writing), in such form acceptable to Lender. All such notices requesting an advance of a Borrowing shall specify the date of the requested advance (which shall be a Business Day) and the amount of the requested Borrowing to be advanced. Borrower agrees that Lender may rely on any such telephonic or electronically transmitted notice of a requested advance given by any person Lender in good faith believes is an Authorized Representative without the necessity of independent investigation, and in the event any such notice by telephone conflicts with any written confirmation such telephonic notice shall govern if Lender has acted in reliance thereon.

Section 2.3. Interest on the Loans and Principal Payments.      Subject to the provisions of Section 2.6, for the period beginning on the Closing Date and ending on the Revolving Loan Termination Date the Loan or Loans shall bear interest (computed on the basis of the actual number of days elapsed over a year of 360 days) on the unpaid principal amount thereof from the date such Loan is advanced until such Loan is repaid at a rate per annum equal to the Note Rate – Revolving Loan from time to time in effect, payable in arrears on the last day of each calendar quarter-end, with payments beginning on the last day of the calendar quarter-end following the Closing Date. Unless the Lender shall have received notice from Borrower to elect the Note Rate – Libor, interest shall accrue at rate equal to Note Rate – Prime. Borrower may elect to change the applicable Note Rate – Revolving Loan on or before the last day of each month to be effective as of the first day of the following month and continuing until changed at the election of the Borrower; provided, however, unless otherwise agreed by Lender, once elected, Borrower may only elect to change the Note Rate – Libor as of the end of a month to be effective as of first day of the following month. Lender may, in its sole discretion, permit Borrower to enter into a loan sweep arrangement whereby all of Borrower’s excess funds are transferred automatically to pay down the Revolving Note.

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Section 2.4. Maturity Date. The entire unpaid outstanding balance of the Revolving Loan, together with interest and any other unpaid charges, shall mature and become due and payable by Borrower on the Revolving Loan Termination Date.

Section 2.5. Prepayments .      Borrower may prepay in whole or in part at any time. Notwithstanding any such repayments of Borrowings under the Revolving Loan, Borrower shall be entitled to borrow, repay and re-borrow Borrowings under the Revolving Loan on a revolving basis until the Revolving Loan Termination Date, provided that, at any time, the aggregate of the Revolving Loans outstanding do not exceed the Loan Availability for the Revolving Loan. Notwithstanding the above, Borrower shall be responsible for any additional costs associated with breaking a LIBOR contract or any Hedging Agreement.

Section 2.6. Default Rate and Late Fees.      Notwithstanding anything to the contrary contained herein, while any Event of Default exists or after acceleration, Borrower shall pay interest (after as well as before entry of judgment thereon to the extent permitted by law) on the principal amount of all Loans until paid in full at a rate per annum equal to the sum of five percent (5%) plus the then effective Note Rate – Prime for the Loan, for so long as such Event of default shall be continuing (the “Default Rate”). In addition to interest at the Default Rate, if any payment of principal or interest is ten (10) days or more late (including at maturity), Borrower will be charged five percent (5.0%) of the regularly scheduled payment. While any Event of Default exists or after acceleration, Borrower shall pay interest upon the demand of Lender.

Section 2.7. The Promissory Note(s).    The Revolving Loan shall be evidenced by one or more promissory notes (each a “Note”) duly executed on behalf of Borrower payable to the order of Lender in a principal amount of not more than the Commitment amount.

Section 2.8. Collateral.    The repayment of the Obligations shall be secured by a perfected first priority security interest in all the Collateral, subject to Permitted Liens, and all other Property of Borrower now or hereafter pledged to Lender to secure repayment of any of the Obligations.

Section 2.9. Discretionary Advances.    In the event that the availability of the Revolving Loan hereunder expires by the terms of this Agreement, or by the terms of any agreement extending the Maturity Date of the Revolving Loan, Lender may, in its sole discretion, make requested advances; however, it is expressly acknowledged and agreed that, in such event, Lender shall have the right, in its sole discretion, to decline to make any requested advance and may require payment in full of the Revolving Loan at any time upon notice to Borrower and the making of any such advances shall not be construed as a waiver of such right by Lender.

Section 2.10.      Funding Indemnity. If Lender shall incur any loss, cost or expense (including, without limitation, any loss, cost or expense incurred by reason of the liquidation or re-employment of deposits or other funds acquired by Lender to fund or maintain the Loans or the relending or reinvesting of such deposits or amounts paid or prepaid to Lender) as a result of:

(a)         any failure by the Borrower to make any payment of principal on any Loan when due (whether by acceleration or otherwise), or

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(b)        any acceleration of the maturity of any Loan as a result of the occurrence of any Event of Default hereunder;

then, upon the demand, the Borrower shall pay to Lender an amount as will reimburse Lender for such loss, cost or expense. If Lender makes such a claim for compensation, it shall provide to the Borrower, a certificate setting forth the amount of such loss, cost or expense in reasonable detail and the amounts shown on such certificate shall be prima facie evidence of the amount of such loss, cost or expense if reasonably determined.

Section 2.11.      Interest Rate Protections.    If With the prior written consent of Lender, Borrower may hedge all or some of its exposure to fluctuations in interest rates through the use of one or more interest rate swaps, interest rate caps, interest rate collars or other recognized interest rate hedging arrangements (collectively, “Hedging Arrangements”). All Hedging Arrangements shall be with the Lender, or its respective affiliates, and shall require the parties to enter into an ISDA Master Agreement and accompanying Schedule (“Hedging Agreement”). In the event Borrower elects to enter into a Hedging Agreement, the term of the Hedging Arrangement shall expire not later than the Revolving Loan Termination Date.

SECTION 3.	Fees and Expenses.

Section 3.1. Transaction Fees and Expenses. Borrower shall pay to Lender on the Closing Date, all Lender’s reasonable costs and expenses, including without limitation reasonable Attorney’s Fees and Costs, Uniform Commercial Code and other public record searches, lien filings, title insurance, recording fees, Federal Express or similar express or messenger delivery costs for work done with respect to the preparation and negotiation of the Loan Documents. Borrower agrees and acknowledges that the fees outlined in this Section 3.1 are earned fully as of the Closing Date and will not be subject to refund, except as required by law.

Section 3.2. Upfront Closing Fee. On the Closing Date Borrower shall pay to Lender a one-time non-refundable upfront closing fee equal to $30,000.00 for the Revolving Loan. Borrower agrees and acknowledges that the fees outlined in this Section 3.2 are earned fully as of the Closing Date and will not be subject to refund, except as required by law.

Section 3.3. Unused Commitment Fee. The Borrower shall pay to Lender an unused commitment fee at the rate per annum equal to 0.25% (computed on the basis of a year of 360 days and the actual number of days elapsed) on the average daily Unused Commitment. Such unused commitment fee shall be payable quarterly, in arrears, on the first business day of the month following each quarter end (commencing with the quarter ending on September 30, 2013) and on the Revolving Loan Termination Date, unless the Commitment is terminated in whole on an earlier date, in which event the unused commitment fee for the period to the date of such termination in whole shall be paid on the date of such termination.

Section 3.4. Inspection Fees. At Lender’s option and request, Borrower shall pay to Lender reasonable fees and out-of-pocket costs incurred in connection with inspection of the Collateral performed by Lender or its agents or representatives as more particularly described in Section 7.7; provided, however, Borrower shall only reimburse Lender for such fees and out-of-pocket expenses no more often than once per year, unless an Event of Default has occurred and is continuing.

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SECTION 4.	Place and Application of Payments.

All payments of principal and interest on the Loans and of all other Obligations payable by Borrower under this Agreement and the other Loan Documents shall be made by Borrower to Lender by no later than 2:00 p.m. (Denver time) on the due date thereof by auto debit or in person at the office of Lender located at Compass Bank, Colorado Processing Center, 999 18th Street, Suite 2800, Denver, Colorado 80202 (or such other location as Lender may designate to Borrower). Any payments received after 2:00 p.m. (Denver time) on the due date thereof shall be deemed to have been received by Lender on the next Business Day. All such payments shall be made in U.S. Dollars, in immediately available funds at the place of payment, in each case without set-off or counterclaim.

Anything contained herein to the contrary notwithstanding, all payments and collections received in respect of the Obligations and all proceeds of the Collateral received, in each instance, by Lender after acceleration or the final maturity of the Obligations or termination of the Commitment as a result of an Event of Default shall be remitted to Lender and distributed as follows:

(a)        first, to the payment of any outstanding reasonable costs and expenses incurred by Lender, and any security trustee therefor, in monitoring, verifying, protecting, preserving or enforcing the Liens maintained by Lender on the Collateral, in protecting, preserving or enforcing rights under the Loan Documents, and in any event including all reasonable costs and expenses of a character which Borrower has agreed to pay Lender under Section 10.14;

(b)        second, to the payment of any outstanding interest and fees due under the Loan Documents;

(c)        third, to the payment of principal on the Note;

(d)        fourth, to the payment of all other unpaid Obligations; and

(e)        finally, to Borrower or whoever else may be lawfully entitled thereto.

SECTION 5.	Representations and Warranties of Borrower.

Borrower represents and warrants to Lender as follows:

Section 5.1.        Organization and Qualifications. Borrower is validly existing under the laws of the State of Colorado and is duly licensed or qualified and in good standing in each jurisdiction in which the nature of the business conducted by it requires such licensing or qualifying, except where the failure to do so would not have a Material Adverse Effect.

Section 5.2.        Authority and Validity of Obligations. Borrower has full right and authority to enter into this Agreement and the other Loan Documents to which it is a party, to grant to Lender the Liens described in the Collateral Documents to which it is a party, and to perform all of its obligations hereunder and under the other Loan Documents to which it is a party. The Loan Documents delivered by Borrower have been duly authorized, executed, and delivered by Borrower and constitute valid and binding obligations of Borrower enforceable against Borrower in accordance with their terms, except as enforceability may be limited by bankruptcy, insolvency, fraudulent conveyance or similar laws affecting creditors’ rights generally and general principles of equity (regardless of whether the application of such principles is considered in a proceeding in equity or at law); and this Agreement and the other Loan Documents do not, nor does the performance or observance by Borrower of any of the matters and things herein or therein provided for, (a) violate or constitute a default under any provision of law or any judgment, injunction, order or decree binding upon Borrower or any organizational documents of Borrower, (b) violate or constitute a default under any covenant, indenture or agreement of or affecting Borrower, in each case where such violation or default, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect, or (c) result in the creation or imposition of any Lien upon the Collateral other than the Liens granted in favor of Lender pursuant to the Collateral Documents or Permitted Liens.

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Section 5.3.        Use of Proceeds; Illegal Activities; Margin Stock. Borrower shall use the proceeds of the Revolving Loan to support working capital needs. Borrower is not engaged in any illegal activities as determined under applicable federal, state or local law, and no part of the proceeds of the Loans will be used in the furtherance of any illegal activities. Borrower is not engaged in the business of extending credit for the purpose of purchasing or carrying margin stock (within the meaning of Regulation U of the Board of Governors of the Federal Reserve System), and no part of the proceeds of the Loans will be used to purchase or carry any such margin stock or to extend credit to others for the purpose of purchasing or carrying any such margin stock.

Section 5.4.        Financial Reports. The financial statements, heretofore furnished to Lender, fairly present in all material respects the consolidated financial condition of Borrower as at said dates and the consolidated results of its operations for the periods then ended in conformity with GAAP applied on a consistent basis.

Section 5.5.        Full Disclosure. The written statements and information furnished to Lender in connection with the negotiation of this Agreement and the other Loan Documents and the commitments by Lender to provide all or part of the financing contemplated hereby do not, as of the date of this Agreement, contain any untrue statements of a material fact or omit to state a material fact necessary to make the material statements contained therein not misleading in light of the circumstances in which they are made, Lender acknowledging that as to any projections furnished, Borrower only represents that the same were prepared on the basis of information and estimates Borrower believed to be reasonable at the time such projections were prepared.

Section 5.6.        Governmental Authority and Licensing. Borrower has received all licenses, permits, and approvals of all federal, state, and local governmental authorities, if any, necessary to conduct its business, in each case where the failure to obtain or maintain the same could reasonably be expected to have a Material Adverse Effect. No investigation or proceeding which could reasonably be expected to result in revocation or denial of any material license, permit or approval of Borrower is pending or, to the knowledge of Borrower, threatened against Borrower unless such revocation or denial could not reasonably be expected to have a Material Adverse Effect.

Section 5.7.        Good Title. Borrower has, or immediately after the closing of the transactions contemplated hereby will have, good and defensible beneficial title to the Collateral owned by it, subject to Permitted Liens.

Section 5.8.        Litigation and Other Controversies. Except as has been disclosed to Lender in writing, there is no litigation, suit, proceeding, arbitration, governmental investigation or controversy pending, nor to the knowledge of Borrower threatened, against Borrower which if adversely determined, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

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Section 5.9.        Taxes. All tax returns (if any) required to be filed by or on behalf of Borrower in any jurisdiction have, in fact, been filed, and all taxes, assessments, fees, and other governmental charges upon Borrower, which are shown to be due and payable in such returns, have been paid, except such taxes, assessments, fees and governmental charges, if any, as are being contested in good faith and by appropriate proceedings which prevent enforcement of the matter under contest and as to which adequate reserves have been provided or such tax returns for which the failure to file and such taxes, assessments, fees, and other governmental charges for which the failure to pay could not reasonably be expected to result in a Material Adverse Effect. Borrower does not know of any proposed additional tax assessment against Borrower for which adequate provisions have not been made. Adequate provisions on the books of Borrower have been made for taxes which are being contested in good faith by Borrower for all open years, and for its current fiscal period.

Section 5.10.        Approvals. No authorization, consent, license or exemption from, or filing or registration with, any court or governmental department, agency or instrumentality, nor any approval or consent of any other Person, is or will be necessary for the valid execution, delivery or performance by Borrower of any Loan Document, except for the filing of financing statements as contemplated by the Loan Documents, such approvals which have been obtained prior to the date of this Agreement and remain in full force and effect or where the absence of such authorization, consent, license or exemption from, or filing or registration with, any court or governmental department, agency or instrumentality, or approval or consent of any other Person could not reasonably be expected to have a Material Adverse Effect.

Section 5.11.        Investment Company. Borrower is not an “investment company” or a company “controlled” by an “investment company” within the meaning of the Investment Company Act of 1940, as amended.

Section 5.12.        Compliance with Laws. Borrower is in compliance with the requirements of all federal, state and local laws, rules and regulations applicable to or pertaining to its Property or business operations, except where any such non-compliance, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect. Borrower has received no notice from any governmental authority that its operations are not in compliance with any of the requirements of applicable federal, state or local environmental, health, and safety statutes and regulations or is the subject of any governmental investigation evaluating whether any remedial action is needed to respond to a release of any toxic or hazardous waste or substance into the environment, where any such non-compliance or remedial action, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

Section 5.13.        Trademarks, Franchises, and Licenses. Borrower owns, possesses, or has the right to use all necessary patents, licenses, franchises, trademarks, trade names, trade styles, copyrights, trade secrets, know how, and confidential commercial and proprietary information to conduct its businesses as now conducted, without conflict known to Borrower with any patent, license, franchise, trademark, trade name, trade style, copyright or other proprietary right of any other Person that could reasonably be expected to have a Material Adverse Effect.

Section 5.14.        Affiliate Transactions. Borrower is not a party to any contracts or agreements with any of its Affiliates on terms and conditions which are less favorable to such Borrower than generally available on an arms-length basis from unrelated third parties.

Section 5.15.        ERISA. Borrower and each other member of its Controlled Group has fulfilled its obligations under the minimum funding standards of and is in compliance in all material respects with ERISA and the Code to the extent applicable to it and has not incurred any liability to the PBGC or a Plan under Title IV of ERISA other than a liability to the PBGC for premiums under Section 4007 of ERISA. Borrower has no contingent liabilities with respect to any post-retirement benefits under a Welfare Plan, other than liability for continuation coverage described in Article 6 of Title I of ERISA.

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Section 5.16.        Other Agreements. Borrower is not in default under the terms of any covenant, indenture or agreement of or affecting Borrower, which default if uncured, could reasonably be expected to have a Material Adverse Effect.

Section 5.17.        Solvency. Borrower is solvent, able to pay its debts as they become due, and has sufficient capital to carry on its business and all businesses in which it is about to engage.

Section 5.18.        No Default. No Default or Event of Default has occurred and is continuing.

SECTION 6.	Conditions Precedent.

The obligation of Lender to advance the Loans shall be subject to the following conditions precedent:

Section 6.1. All Credit Events. At the time of each Credit Event hereunder:

(a) each of the representations and warranties set forth herein and in the other Loan Documents shall be and remain true and correct in all material respects as of said time, except to the extent the same expressly relate to an earlier date;

(b) there shall have been no adverse change in the financial condition or operations of Borrower which could reasonably be expected to result in the occurrence of a Material Adverse Effect;

(c) the Insurance shall be in full force and effect and all policies of Insurance shall designate Lender as a loss payee;

(d) Borrower shall be in material compliance with all of the terms and provisions set forth in this Agreement and the Loan Documents to be observed or performed by it, and at the time of and immediately after such Loan or Borrowing, no Event of Default shall have occurred and be continuing or would occur as a result of such Credit Event;

(e) Borrower hereby agrees to maintain its primary operating and cash management accounts, and any replacement or successor accounts relating thereto with Lender; provided that, for the avoidance of doubt, all depositary accounts for the counterparties to the Management Agreements will remain with Wells Fargo Bank, National Association, or such other bank as is reasonable acceptable to Lender; and

(f) such Credit Event shall not violate any order, judgment or decree of any court or other authority or any provision of law or regulation applicable to Lender (including, without limitation, Regulation U of the Board of Governors of the Federal Reserve System) as then in effect.

Each request for a Borrowing hereunder shall be deemed to be a representation and warranty by Borrower on the date of such Credit Event as to the facts specified in this Section 6.1.

Section 6.2. Initial Credit Event. Before or concurrently with the initial Credit Event:

(a) Lender shall have received this Agreement duly executed by Borrower;

(b) Lender shall have received the Note duly executed by Borrower dated as of the date hereof;

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(c) Lender shall have received the Security Agreement duly executed by Borrower, together with UCC financing statements to be filed against Borrower, as grantor, in favor of Lender, as secured party and any other Loan Documents, and other documentation requested by Lender in order to obtain and perfect its Liens on the collateral;

(d) Lender shall have received copies of Borrower’s organizational documents, certified as being true, correct, and complete;

(e) Lender shall have received copies of resolutions of Borrower, authorizing the execution, delivery and performance of this Agreement and the other Loan Documents to which it is a party and the consummation of the transactions contemplated hereby and thereby, together with specimen signatures of the persons authorized to execute such documents on such Person’s behalf, all certified in each instance by an officer of Borrower;

(f) Lender shall have received a copy of a certificate of good standing for Borrower (dated no earlier than thirty (30) days prior to the date hereof) from the office of the Secretary of the State of the State of its organization;

(g) Lender shall have received evidence of the binding coverage of the Insurance indicating Lender as a loss payee;

(h) Lender shall have received the transaction fees called for by Section 3.1;

(i) Lender shall have received the upfront closing fees called for by Section 3.2;

(j) Lender shall have received such appraisals, evaluations and certifications as it may reasonably require in order to satisfy itself as to the value of the Collateral, the financial condition of Borrower, and the lack of material contingent liabilities of Borrower;

(k) Lender shall have received financing statement, tax, and judgment lien search results against Borrower evidencing the absence of Liens on the Collateral except for Permitted Liens;

(l) Lender shall have received copies of the Management Agreements; and

(m) Lender shall have received such other agreements, instruments, documents, certificates, and opinions as Lender may reasonably request.

Section 6.3. Post-Closing Matters. Not later than September 30, 2013, Borrower shall provide to Lender fully executed deposit account control agreements, in form and substance satisfactory to Lender, for each deposit account maintained by Borrower at any financial institution other than Lender, with a cumulative account balance of at least Five Thousand and 00/100 ($5,000.00) in all Borrower accounts maintained at such financial institution. In addition, within thirty (30) days of opening, Borrower shall provide to Lender a fully executed deposit account control agreement for each deposit account Lender opens after the Closing date with a cumulative account balance of at least Five Thousand and 00/100 ($5,000.00) in all Borrower accounts maintained at such financial institution.

SECTION 7.	Covenants of Borrower.

Borrower agrees that, so long as the Obligations remain outstanding, except to the extent compliance in any case or cases is waived in writing pursuant to the terms of Section 10.12:

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Section 7.1.        Maintenance of Business. Borrower shall preserve and maintain its existence. Borrower shall preserve and keep in force and effect all licenses, permits, approvals, trademarks, trade names, trade styles, copyrights, and other proprietary rights necessary to the proper conduct of its business where the failure to do so could reasonably be expected to have a Material Adverse Effect.

Section 7.2.        Maintenance of Properties. Borrower shall maintain and preserve its assets in good repair, working order and condition (ordinary wear and tear excepted), and shall from time to time make all needful and proper repairs, renewals, replacements, additions, and betterments thereto so that at all times the efficiency thereof shall be fully preserved and maintained, except to the extent that, in the reasonable business judgment of a Borrower, any such Property is no longer necessary for or capable of the proper conduct of Borrower’s business.

Section 7.3.        Taxes and Assessments. Borrower shall duly pay and discharge all taxes, rates, assessments, fees, and governmental charges of any kind or nature upon or against it, in each case before the same become delinquent and before penalties accrue thereon, unless and to the extent that the same are being contested in good faith and by appropriate proceedings and adequate reserves are provided therefore or would not be expected to have a Material Adverse Effect.

Section 7.4.        Insurance. Borrower shall insure and keep insured, with sound and reputable insurance companies reasonably acceptable to Lender, all of the Collateral and other insurable assets owned by it which is of a character usually insured by Persons similarly situated and operating like businesses against loss or damage from such hazards and risks, and in such amounts, as are insured by Persons similarly situated; and Borrower shall insure such other hazards and risks with good and responsible insurance companies as and to the extent usually insured by Persons similarly situated and conducting similar businesses (the “Insurance”). Borrower shall, upon the request of Lender, provide a certificate setting forth in summary form the nature and extent of the Insurance. All policies of property Insurance with respect to the Collateral and general liability insurance (“Property/GL Insurance”) (i) shall name Lender as an additional named insured and loss payee, as its interest may appear, (ii) shall cover Borrower and any other persons or entities having an interest in the Collateral, as their interests may appear, (iii) shall insure the named insureds against all liability for loss, injury, damage or claims caused by, arising out of or in connection with the ownership, possession, operation or maintenance of the Collateral, (iv) shall provide that if such insurance is canceled for any reason, or if such insurance is allowed to lapse for nonpayment of premiums, such cancellation or lapse shall not be effective as to Lender for thirty (30) days after receipt by Lender of written notice from the insurers of such cancellation or lapse, (v) shall be primary without right of contribution from any other insurance which may be carried by Lender, and (vi) shall expressly provide that all of the provisions thereof shall operate in the same manner as if there were a separate policy covering each insured (provided that such policies shall not operate to increase the insurer’s limit of liability). Upon request, Borrower shall furnish to Lender original policies, certificates or other appropriate evidence of the Insurance coverage required hereby and evidence that the applicable premium has been paid.

If an Event of Default has occurred and is continuing, Lender shall have the sole right to file claims against the Property/GL Insurance policies with respect to the Collateral, to receive all proceeds thereunder, and apply such proceeds to the Obligations in such order and manner as Lender shall determine. Upon the occurrence and continuance of an Event of Default, Borrower irrevocably, makes, constitutes and appoints Lender (and all officers, employees or agents designated by Lender) as Borrower’s true and lawful attorney-in-fact (and agent-in-fact) for the purpose of making, settling and adjusting claims with respect to any Collateral under the Property/GL Insurance, endorsing the name of Borrower on any check, draft, instrument or other item of payment for the proceeds of the Property/GL Insurance payable in with respect to any Collateral and making all determinations and decisions with respect to the Property/GL Insurance with respect to any Collateral. In the event that Lender is entitled hereunder to receive proceeds under the Property/GL Insurance, Lender will have no obligation to see to the proper application of any such Insurance proceeds paid over to Borrower, nor will any such proceeds received by Lender bear interest or be subject to any other charge for the benefit of Borrower. Upon the occurrence and during the continuance of any Event of Default, Lender may, prior to the application of any Insurance proceeds, commingle them with Lender’s own funds and otherwise act with regard to such proceeds as Lender may determine in Lender’s sole discretion.

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If Borrower at any time or times hereafter shall fail to obtain or maintain any of the Insurance or to pay any premium in whole or in part relating thereto, then Lender, without waiving or releasing any obligation or default by Borrower hereunder, may (but shall be under no obligation to) obtain and maintain the Insurance and pay such premiums and take such other actions with respect thereto as Lender deems advisable. All sums disbursed by Lender in connection with any such actions, including without limitation reasonable Attorney’s Fees and Costs, and other charges relating thereto, shall constitute Obligations hereunder and shall be payable on demand by Borrower to Lender and, until paid, shall bear interest at the Default Rate.

Section 7.5.        Reporting. Borrower shall maintain a standard system of accounting, in accordance with GAAP, and shall furnish to Lender and its duly authorized representatives such information respecting the business and financial condition of Borrower as Lender may reasonably request; and without any request, shall furnish to Lender:

(a)        as soon as available, and in any event within one hundred twenty (120) days after the last day of Borrower’s fiscal year, a copy of the consolidated balance sheet of Borrower as of the last day of the fiscal year then ended and the consolidated statements of income, retained earnings, and cash flows of Borrower for the fiscal year then ended and accompanying notes thereto, each in reasonable detail showing in comparative form the figures for the previous fiscal year, which financial statements shall have been prepared in accordance with GAAP and reviewed by an independent certified public accounting firm, selected by Borrower and reasonably satisfactory to Lender;

(b)        as soon as available, and in any event within forty-five (45) days after the end of each quarter commencing with the September 30, 2013 quarter end, Borrower shall provide Lender with a copy of the consolidated balance sheet of Borrower as of the last day of such fiscal quarter and the consolidated statements of income, retained earnings, and cash flows of Borrower for the previous fiscal quarter and for the fiscal year-to-date period then ended, each in reasonable detail, prepared in accordance with GAAP and certified by an officer of Borrower;

(c)        within one hundred twenty (120) days after last day of each fiscal year-end of Borrower, commencing with the fiscal year ending December 31, 2013, Borrower, on a consolidated basis, shall provide to Lender a “Covenant Compliance Certificate” in the form attached hereto as Exhibit A as the same may be reasonably modified by Lender from time to time;

(d)        notice of any Change in Management within fifteen (15) days of the date of such Change in Management; and

(e)        promptly after knowledge thereof shall have come to the attention of any responsible officer of the Borrower, written notice of (i) any material adverse change in the condition, financial or otherwise, of Borrower or Guarantor; (ii) any threatened or pending litigation, suit, proceeding, arbitration, governmental investigation or controversy of or relating to the Collateral or Borrower’s business which, if determined adversely, could reasonably be expected to have a Material Adverse Effect; or (iii) the occurrence of any Default or Event of Default hereunder.

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Section 7.6.        Financial Covenants. Borrower shall at all times comply with the following financial covenants:

(a)        Debt to EBITDA Ratio. Borrower shall maintain, on a consolidated basis, a Debt to EBITDA Ratio of not more than 2.00:1.00 at all times during the term of the Loans. The Debt to EBITDA Ratio shall be calculated by Borrower on the last day of each fiscal year-end of Borrower, and shall be delivered to Lender within one hundred twenty (120) days after last day of each fiscal year-end of Borrower, commencing with the fiscal year ending December 31, 2013.

(b)        Fixed Charge Coverage Ratio. Borrower shall maintain, on a consolidated basis, a Fixed Charge Coverage of not less than 1.25:1.00 at all times during the term of the Loans. The Fixed Charge Coverage Ratio shall be calculated by Borrower on the last day of each fiscal year-end of Borrower, and shall be delivered to Lender within one hundred twenty (120) days after last day of each fiscal year-end of Borrower, commencing with the fiscal year ending December 31, 2013.

Section 7.7.        Inspection of the Business. Borrower shall permit Lender, and its duly authorized representatives and agents, during regular business hours, to visit and inspect the Collateral, any of its books and financial records, to examine and make copies of its books of accounts and other financial records, and to discuss its affairs, finances, and accounts with, and to be advised as to the same by, its officers, employees, independent public accountants (and by this provision Borrower hereby authorizes such accountants to discuss with Lender the finances and affairs of Borrower), or Affiliates at such reasonable times and intervals as Lender may request and with reasonable prior written notice to Borrower.

Section 7.8.        Location of the Collateral. Upon the occurrence and continuance of an Event of Default, Borrower hereby covenants and agrees to notify Lender of the location of the Collateral within five (5) days of the occurrence of such Event of Default.

Section 7.9.        Liens. Borrower shall not create, incur or permit to exist any Lien of any kind on the Collateral, except the following (collectively, “Permitted Liens”):

(a) Liens arising by statute;

(b) mechanics’, workmen’s, materialmen’s, landlords’, carriers’ or other similar Liens arising in the ordinary course of business with respect to obligations which are not due or which are being contested in good faith by appropriate proceedings which prevent enforcement of the matter under contest;

(c) Liens granted in favor of Lender pursuant to the Collateral Documents;

(d) Liens resulting from taxes which have not yet become delinquent, and as to which adequate reserves have been provided;

(e) zoning restrictions, easements, rights-of-way, restrictions on use of real property and other similar Liens incurred in the ordinary course of business which, in the aggregate, are not substantial in amount and do not materially detract from the value of the property subject thereto or interfere with the ordinary conduct of the business of Borrower;

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(f) such other Liens as may be permitted by Lender in writing.

Section 7.10.        Borrowings and Guaranties. Borrower shall not issue, incur, assume, create or have outstanding any indebtedness for borrowed money, or be or become liable as endorser, guarantor, surety or otherwise for any debt, obligation or undertaking of any other Person, or otherwise agree to provide funds for payment of the obligations of another, or otherwise assure a creditor of another against loss, or apply for or become liable to the issuer of a letter of credit which supports an obligation of another, or subordinate (other than in the ordinary course of business) any claim or demand it may have to the claim or demand of any other Person; provided, however, that the foregoing shall not restrict nor operate to prevent:

(a) the Obligations and any Hedging Arrangements of Borrower to Lender;

(b) endorsement of items for deposit or collection of commercial paper received in the ordinary course of business;

(c) obligations arising in connection with Permitted Liens; or

(d) unsecured indebtedness up to One Hundred Thousand and 00/100 Dollars ($100,000.00) in the aggregate outstanding at any one time.

Section 7.11.        Compliance with Laws. Borrower shall comply in all respects with the requirements of all federal, state, and local laws, rules, regulations, ordinances and orders applicable to or pertaining to its assets or business operations, except where the failure to do so, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect or result in a Lien upon the Collateral (except Permitted Liens).

Section 7.12.        Environmental Matters; Reporting. Borrower shall, and shall cause its Subsidiaries to, carry on their business and operations so as to comply and remain in compliance, in all respects, with all applicable federal, state, regional, county or local laws, statutes, rules, regulations or ordinances, concerning public health, safety or the environment including, without limitation, laws or regulations relating: (i) to releases, discharges, emissions or disposals to air, water, land or groundwater; (ii) to the withdrawal or use of groundwater; (iii) to the use, handling or disposal of polychlorinated biphenyls (PCB’s), asbestos or urea formaldehyde; (iv) to the treatment, storage, disposal or management of hazardous substances (including, without limitation, petroleum, its derivatives, by-products or other hydrocarbons), and any other solid, liquid or gaseous substance, exposure to which is prohibited, limited or regulated, or may or could pose a hazard to the health and safety of the occupants of any of Borrower’s or Subsidiaries’ real properties or any real property adjacent to Borrower’s or Subsidiaries’ real properties; (v) to the exposure of persons to toxic, hazardous, or other controlled, prohibited or regulated substance; and (vi) to the transportation, storage, disposal, management or release of gaseous or liquid substances, and any order, injunction, judgment, declaration, notice or demand issued there under (collectively, “Environmental Laws”), except to the extent any non-compliance, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect or result in a Lien upon the Collateral (except Permitted Liens).

Borrower will give Lender prompt written notice of any (i) violation of any Environmental Laws by Borrower and/or (ii) of the commencement of any judicial or administrative proceeding relating to any Environmental Laws, in each case (a) in which an adverse determination or result could result in the revocation of any operating permits, air emission permits, water discharge permits, hazardous waste permits or other permits held by Borrower, which individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect, or (b) which will or threatens to impose a material liability on Borrower to any Person or which will require a material expenditure by such Borrower to cure any alleged violation.

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Borrower agrees to indemnify, defend and hold Lender, and its successors and assigns, harmless against and from any and all liabilities, claims and losses resulting, directly or indirectly, from a breach of this Section 7.12 and Borrower will pay or reimburse Lender for all reasonable costs and expenses, including reasonable Attorney’s Fees and Costs required or requested by Lender in Lender’s reasonable discretion, to insure compliance with this Section 7.12. This obligation to indemnify shall survive the payment of all Obligations.

Section 7.13.    ER1SA. Borrower shall promptly pay and discharge all obligations and liabilities arising under ERISA of a character which if unpaid or unperformed could reasonably be expected to result in the imposition of a Lien against any of the Collateral (other than Permitted Liens). Borrower shall promptly notify Lender of: (a) the occurrence of any reportable event (as defined in ERISA) for which reporting requirements have not been waived by the PBGC with respect to a Plan, (b) receipt of any notice from the PBGC of its intention to seek termination of any Plan or appointment of a trustee therefor, (c) its intention to terminate or withdraw from any Plan, and (d) the occurrence of any event with respect to any Plan which would result in the incurrence by Borrower of any material liability, fine or penalty, or any material increase in the contingent liability of Borrower, in each case as determined by Lender in Lender’s reasonable discretion, with respect to any post-retirement Welfare Plan benefit.

Section 7.14.        Change in the Nature of Business. Borrower shall not engage in any business or activity if as a result the general nature of the business of Borrower would be changed in any material respect from the general nature of the business engaged in by it as of the Closing Date.

Section 7.15.        Mergers, Consolidations and Sales. (a) Except as set forth in 7.15(b), Borrower shall not liquidate or dissolve, merge or consolidate with or into, acquire any other business organization, or transfer, lease or otherwise dispose of all or any part of its assets, except in the ordinary course of Borrower’s business, in each case without the prior written consent of Lender, which shall not be unreasonably withheld.

(b) Notwithstanding Section 7.15(a), Borrower may acquire one or more dental practices, in an amount not greater than One Million Five Hundred Thousand and 00/100 ($1,500,000.00) for any single dental practice and not more than Three Million and 00/100 ($3,000,000.00) in the aggregate for all dental practices acquired during any fiscal year, so long as Borrower delivers (i) prior written notification to Lender and (ii) verification of Borrower’s current and pro forma compliance with the covenants set forth in Section 7.6.

Section 7.16.        Investments. Borrower shall not, directly or indirectly, make, retain or have outstanding any investments (whether through purchase of stock or obligations or otherwise) in any other Person; provided, however, that the foregoing shall not apply to nor operate to prevent:

(a) investments in direct obligations of the United States of America or of any agency or instrumentality thereof whose obligations constitute full faith and credit obligations of the United States of America, provided that any such obligations shall mature within one year of the date of issuance thereof;

(b) investments in commercial paper rated at least P-l by Moody’s and at least A-l by S&P maturing within one year of the date of issuance thereof;

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(c) investments in certificates of deposit issued by Lender or by any United States commercial bank having capital and surplus of not less than $100,000,000 which have a maturity of one year or less;

(d) investments in repurchase obligations with a term of not more than seven (7) days for underlying securities of the types described in subsection (a) above entered into with any bank meeting the qualifications specified in subsection (c) above, provided all such agreements require physical delivery of the securities securing such repurchase agreement, except those delivered through the Federal Reserve Book Entry System;

(e) investments in money market funds that invest solely, and which are restricted by their respective charters to invest solely, in investments of the type described in the immediately preceding subsections (a), (b), (c), and (d) above; and

(f) Distributions permitted hereunder.

In determining the amount of investments permitted under this Section 7.16, investments shall always be taken at the original cost thereof less any amounts retained in respect of such investment (regardless of any subsequent appreciation or depreciation therein).

Section 7.17.        Burdensome Contracts with Affiliates. Borrower shall not enter into any contract, agreement or business arrangement with any of its Affiliates on terms and conditions which are less favorable to Borrower than would be generally available on an arms-length basis from unrelated third parties.

Section 7.18.        Subordinated Debt. Borrower shall not (a) amend or modify any of the terms or conditions relating to Subordinated Debt in any material respect that is adverse to Lender, (b) make any voluntary prepayment of Subordinated Debt or effect any voluntary redemption thereof, or (c) make any payment on account of Subordinated Debt which is prohibited under the terms of any instrument or agreement subordinating the same to the Obligations. Borrower covenants and agrees to enter into a subordination agreement with Lender and any Subordinated Debt holder.

Section 7.19.        Distributions. Borrower may declare or pay Distributions so long as no Event of Default exists or would exist after giving effect to such Distribution.

Section 7.20.        Use of Proceeds. Borrower shall use the credit extended under this Agreement solely for the purposes set forth in, or otherwise permitted by, Section 5.3.

Section 7.21.        Lock-Box Account. Upon the occurrence and continuance of an uncured Event of Default, upon Lender’s written demand Borrower shall cause all of Borrower’s accounts receivables to be paid by Borrower’s customers directly to a receivables collection/lock-box account (“Lock-Box Account”) established by Lender, whether such receivables are by check, ACH, wire transfer or other method. Borrower shall sign a separate agreement, in a form acceptable to Lender, in its sole discretion, directing all of Borrower’s customers to pay all amounts due under any existing or future contract directly to the Lock-Box Account. Provided Borrower is in compliance with all other terms and conditions of this Agreement and there are no further uncured Events of Default under the Loan Documents, all amounts deposited in the Lock-Box Account shall be disbursed into Borrower’s operating account with Lender in order to permit Borrower to use such funds to manage its business. In the event Borrower is not in compliance with this Agreement or there are additional uncured Events of Default under the Loan Documents, Lender shall be permitted to manage all amounts deposited in the Lock-Box Account and disbursed from the Lock-Box Account, at Lender’s reasonable discretion. The parties hereby acknowledge and agree that Lender shall have a first priority security interest in all amounts paid into the Lock-Box Account.

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Section 7.22.        Loans or Advances. Borrower shall not make any loans or advances to any individual, partnership, corporation, limited liability company, trust, or other organization or person, including without limitation its officers and employees; provided, however, that Borrower may make advances to its employees, including its officers, with respect to expenses incurred or to be incurred by such employees in the ordinary course of business which expenses are reimbursable by the Borrower; and provided further, however, that Borrower may extend credit in the ordinary course of business including, without limitation, loans and advances from time-to-time to counterparties to Management Agreements in accordance with past practices and receive notes and instruments in settlement of amounts due to Borrower.

Section 7.23.        No Modification. The Borrower shall not, without the prior written consent of the Lender, which consent may be withheld in the Lender’s sole discretion, permit any Management Agreement to be materially modified in any manner.

Section 7.24.        Default under a Management Agreement. The Borrower hereby covenants and agrees to notify Borrower upon an occurrence of an event of default under any Management Agreement.

SECTION 8.	Events of Default and Remedies.

Section 8.1. Events of Default. Any one or more of the following shall constitute an “Event of Default” hereunder:

(a) default (i) in the payment when due of all or any part of the principal or interest of the Note (whether at the stated maturity thereof or at any other time provided for in this Agreement), or (ii) in the payment of fees payable hereunder, and, in each case, such default shall continue for a period of ten (10) Business Days following the due date thereof, or (iii) default for a period of ten (10) Business Days in the payment when due of any other Obligation payable under any Loan Document;

(b) default in the observance or performance of any other provision hereof or of any other Loan Document or to perform any term, obligation, covenant or condition contained in any other agreement between Lender and Borrower which is not remedied within twenty (20) days after the earlier of (i) the date on which such failure shall first become actually known to any executive officer of Borrower, (ii) written notice thereof is given to Borrower by Lender, or (iii) such other time period as set forth in Sections 8.1(e), 8.1(f) or 8.1(g); provided that if such default is of such a nature that it is not reasonably susceptible to cure within twenty (20) days, then within a reasonable time thereafter provided Borrower shall have begun to cure such default within the initial twenty (20) day period and continues to diligently prosecute the same to completion;

(c) any representation or warranty made herein or in any other Loan Document or in any certificate furnished to Lender pursuant hereto or thereto or in connection with any transaction contemplated hereby or thereby proves untrue in any material respect as of the date of the issuance or making or deemed making thereof;

(d) any of the Loan Documents shall for any reason not be or shall cease to be in full force and effect or is declared to be null and void, or any of the Collateral Documents shall for any reason fail to create a valid and perfected first priority Lien in favor of Lender in any Collateral purported to be covered thereby except as expressly permitted by the terms thereof or Permitted Liens;

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(e) any judgment or judgments, writ or writs or warrant or warrants of attachment, or any similar process or processes, shall be entered or filed against Borrower or against any of its assets (including the Collateral), and, in each case, which remains undischarged, unvacated, unbonded or unstayed for a period of thirty (30) days, unless the same are being contested in good faith and by appropriate proceedings which prevent enforcement of the matter under contest and as to which adequate reserves have been provided;

(f) Borrower shall (i) have entered involuntarily against it an order for relief under the United States Bankruptcy Code, as amended, unless Borrower can cause the same to be removed and cured within sixty (60) days from the date thereof, (ii) not pay, or admit in writing its inability to pay, its debts generally as they become due, (iii) make an assignment for the benefit of creditors, (iv) apply for, seek, consent to or acquiesce in, the appointment of a receiver, custodian, trustee, examiner, liquidator or similar official for it or any substantial part of its assets, (v) institute any proceeding seeking to have entered against it an order for relief under the United States Bankruptcy Code, as amended, to adjudicate it insolvent, or seeking dissolution, winding up, liquidation, reorganization, arrangement, adjustment or composition of it or its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors or fail to file an answer or other pleading denying the material allegations of any such proceeding filed against it, (vi) take any action in furtherance of any matter described in parts (i) through (v) above, or (vii) fail to contest in good faith any appointment or proceeding described in Section 8.1(g);

(g) a custodian, receiver, trustee, examiner, liquidator or similar official shall be appointed for Borrower, or any substantial part of any of its assets, or a proceeding described in Section 8.1(f)(v) shall be instituted against Borrower, and such appointment continues undischarged or such proceeding continues undismissed or unstayed for a period of sixty (60) days;

(h) Borrower or any member of its Controlled Group, shall fail to pay when due an amount or amounts aggregating in excess of $100,000 which it shall have become liable to pay to the PBGC or to a Plan under Title IV of ERISA; or notice of intent to terminate a Plan or Plans having aggregate Unfunded Vested Liabilities in excess of $100,000 (collectively, a “Material Plan”) shall be filed under Title IV of ERISA by Borrower or any other member of its Controlled Group, any plan administrator or any combination of the foregoing; or the PBGC shall institute proceedings under Title IV of ERISA to terminate or to cause a trustee to be appointed to administer any Material Plan or a proceeding shall be instituted by a fiduciary of any Material Plan against Borrower or any member of its Controlled Group, to enforce Section 515 or 4219(c)(5) of ERISA and such proceeding shall not have been dismissed within 30 days thereafter; or a condition shall exist by reason of which the PBGC would be entitled to obtain a decree adjudicating that any Material Plan must be terminated;

(i) any adverse change in the financial condition of Borrower which is likely to result in the occurrence of a Material Adverse Effect;

(j) the occurrence and continuance of uncured material defaults under any of the Management Agreements. For purposes of this Section 8.1(j), material defaults under the Management Agreements shall be deemed to exist if one or more defaults under one or more of the Management Agreements occur that, in the aggregate, affect more than 5% of aggregate revenue of Borrower;

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(k) any direct subsidiary of Borrower fails to comply with or to pay or perform any term, obligation, covenant or condition, or otherwise defaults under any agreement whether now existing or hereafter arising, between such direct subsidiary of Borrower and the Lender, or any of its subsidiaries or affiliates; and

(l) the occurrence of an event of default under any Hedging Arrangement.

Section 8.2. Effect of Default. When any Event of Default has occurred and is continuing, after the expiration of any cure periods, Lender may, by written notice to Borrower:

(a) terminate the remaining Commitment and all other obligations of Lender hereunder on the date stated in such notice (which may be the date thereof);

(b) cease any future Borrowings as of the date of such Event of default;

(c) declare the then outstanding principal of and the accrued interest on the Note to be forthwith due and payable and thereupon all outstanding amounts, including principal and interest, shall be and become immediately due and payable together with all other amounts payable under the Loan Documents without further demand, presentment, protest or notice of any kind;

(d) with or without accelerating the maturity of the Loans, Lender may sue from time to time for any amount due under any of the Loan Documents;

(e) exercise from time to time any rights and remedies available to it under the Uniform Commercial Code and any other applicable law in addition to, and not in lieu of, any rights and remedies expressly granted in this Agreement or in any of the Loan Documents and all of Lender’s rights and remedies shall be cumulative and non-exclusive to the extent permitted by law;

(f) seek to enforce any rights and remedies set forth in this Agreement, the Note and any other of the Loan Documents against Borrower and nothing contained in this Agreement or any exercise by Lender of any right or remedy pursuant to this Agreement or any of the other Loan Documents shall modify or limit any obligations or liabilities of Borrower under this Agreement, the Note or any of the other Loan Documents; and

(g) make any payment or perform any other obligation under the Loan Documents which Borrower has failed to make or perform, and Borrower hereby irrevocably appoints Lender as the true and lawful attorney-in-fact for Borrower to make any such payment and perform any such obligation in the name of Borrower. All payments made and expenses (including reasonable Attorney’s Fees and Costs) incurred by Lender in this connection, together with interest thereon at the Default Rate from the date paid or incurred until repaid, will be part of the Obligations and will be immediately due and payable by Borrower to Lender. In lieu of advancing Lender’s own funds for such purposes, Lender may use any funds of Borrower which may be in Lender’s possession, including but not limited to, insurance or condemnation proceeds and amounts deposited for taxes, insurance premiums, or other purposes.

Section 8.3. Expenses. Borrower agrees to pay to Lender, and any other holder of the Note outstanding hereunder, all reasonable costs and expenses reasonably incurred or paid by Lender or any such holder, including reasonable Attorney’s Fees and Costs, in connection with any Default or Event of Default hereunder or in connection with the enforcement of any of the Loan Documents (including all such costs and expenses incurred in connection with any proceeding under the United States Bankruptcy Code involving Borrower as a debtor thereunder) or in connection with the perfection and the continuation of the perfection of Lender’s Lien on the Collateral or in connection with the release of any of the Liens of Lender on the Collateral.

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SECTION 9.	Change in Circumstances.

Section 9.1. Reserve Requirements; Change in Circumstances.

(a)                             Notwithstanding any other provision herein, if after the date of this Agreement any change in applicable law or regulation or in the interpretation or administration thereof by any governmental authority charged with the interpretation or administration thereof (whether or not having the force of law) shall change the basis of taxation of payments to Lender of any fees or other amounts payable hereunder (other than taxes imposed on the overall net income of Lender by any federal, state or local governmental authority with jurisdiction over Lender), or shall impose, modify or deem applicable any reserve, special deposit or similar requirement against assets of, deposits with or for the account of or credit extended by Lender or shall impose on Lender any other condition affecting this Agreement, and the result of any of the foregoing shall be to increase the cost to Lender of making or maintaining the Loans or to reduce the amount of any sum received or receivable by Lender hereunder or under any Note (whether of principal, interest or otherwise) by an amount reasonably deemed by Lender to be material, then Borrower shall pay to Lender upon demand such additional amount or amounts as will compensate Lender for such additional costs incurred or reduction suffered, as determined in Lender’s reasonable discretion. A certificate of the Lender setting forth the amount or amounts necessary to compensate Lender shall be delivered to the Borrower and shall be conclusive absent manifest error. The Borrower shall pay to Lender the amount shown as due on any such certificate within ten (10) days after receipt thereof.

(b)        If the adoption after the date hereof of any other law, rule, regulation or guideline regarding capital adequacy, or any change in any of the foregoing or in the interpretation or administration of any of the foregoing by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by Lender (or any lending office of Lender) or Lender’s holding company with any request or directive regarding capital adequacy (whether or not having the force of law) of any such authority, central bank or comparable agency, has or would have the effect of reducing the rate of return on Lender’s capital or on the capital of Lender’s holding company which Lender could have achieved but for such adoption, change or compliance (taking into consideration Lender’s policies and the policies of Lender’s holding company with respect to capital adequacy) by an amount reasonably deemed by Lender to be material, then from time to time Borrower shall pay to Lender such additional amount or amounts as will compensate Lender or Lender’s holding company for any such reduction suffered.

(c)        A certificate of Lender setting forth such amount or amounts as shall be necessary to compensate Lender or its holding company as specified in Sections 9.1(a) or (b) above, as the case may be, shall be delivered to Borrower and shall be conclusive absent manifest error. Borrower shall pay Lender the amount shown as due on any such certificate delivered by it within ten (10) days after delivery of the same.

(d)        Failure on the part of Lender to demand compensation for any increased costs or reduction in amounts received or receivable or reduction in return on capital with respect to any period shall not constitute a waiver of Lender’s right to demand compensation with respect to such period or any other period; provided, however, such demand must be made within one (1) year from the date the right to demand accrued. The protection of this Article shall be available to Lender regardless of any possible contention of the invalidity or inapplicability of the law, rule, regulation, guideline or other change or condition which shall have occurred or been imposed.

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SECTION 10.	Miscellaneous.

Section 10.1.        Cross-Collateralization. Prior to repayment in full of the Obligations, all obligations of Borrower to Lender are cross-collateralized such that any and all of the collateral securing any note, and any subsequent promissory notes issued hereunder, and any subsequent agreements between Borrower and Lender, is deemed to secure each note and all of the other obligations such that any and all of the collateral securing any of the Obligations are deemed to secure each note and the other obligations. Any of the collateral for each note or for any of the Obligations can, therefore, be utilized to satisfy, in full or in part, each note or the obligations, or any of them, as Lender in its sole discretion deems appropriate. From and after repayment in full of the Obligations, no Collateral pledged pursuant to the Security Agreement shall secure any note or agreements between Borrower and Lender.

Section 10.2.        No Waiver, Cumulative Remedies. Except as otherwise set forth in the Loan Documents, no delay or failure on the part of Lender or on the part of the holder or holders of any of the Obligations in the exercise of any power or right under any Loan Document shall operate as a waiver thereof or as an acquiescence in any Event of Default, nor shall any single or partial exercise of any power or right preclude any other or further exercise thereof or the exercise of any other power or right. The rights and remedies hereunder of Lender and of the holder or holders of any of the Obligations are cumulative to, and not exclusive of, any rights or remedies which any of them would otherwise have.

Section 10.3.        Non-Business Days. If any payment hereunder becomes due and payable on a day which is not a Business Day, the due date of such payment shall be extended to the next Business Day on which date such payment shall be due and payable. In the case of any payment of principal falling due on a day which is not a Business Day, interest on such principal amount shall continue to accrue during such extension at the rate per annum then in effect, which accrued amount shall be due and payable on the next scheduled date for the payment of interest.

Section 10.4.        Documentary Taxes. Borrower agrees to pay on demand any documentary, stamp or similar taxes payable in respect of this Agreement or any other Loan Document, including interest and penalties, in the event any such taxes are assessed, irrespective of when such assessment is made and whether or not any credit is then in use or available hereunder.

Section 10.5.        Survival of Representations. All representations and warranties made herein or in any other Loan Document or in certificates given pursuant hereto or thereto shall survive the execution and delivery of this Agreement and the other Loan Documents, and shall continue in full force and effect with respect to the date as of which they were made as long as any credit is in use or available hereunder.

Section 10.6.        Survival of Indemnities. All indemnities and other provisions relative to reimbursement to Lender of amounts sufficient to protect the yield of Lender with respect to the Loan, including, but not limited to, Sections 8.3, 9.1 and 10.14, shall survive the termination of this Agreement and the other Loan Documents and the payment of the Obligations.

Section 10.7.        Notices. Any notice required or desired to be given hereunder shall be in writing and shall be considered effective, if by personal delivery, when delivered, if by nationally recognized overnight carrier, when delivered if prior to 5:00 p.m. local time of the recipient on a Business Day, or if not, at 9:00 a.m., local time on the next Business Day, if mailed by certified mail, return receipt requested, postage prepaid, upon first attempted delivery by the U.S. Postal Service after mailing, when received if prior to 5:00 p.m, local time of the recipient on a Business Day, or if not, 9:00 a.m. local time on the next Business Day, addressed as follows (or any other address that the party to be notified may have designated to the sender by like notice):

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To Borrower:	Birner Dental Management Services, Inc.
Attention: Dennis Genty, CFO
1777 South Harrison Street
Denver, Colorado 80210

copy to:	Faegre Baker Daniels LLP
Attention: John R. Marcil
1470 Walnut Street, Suite 300
Boulder, Colorado 80302

To Lender:	Compass Bank
Attention: Douglas A. Kimes, SVP - Healthcare Banking
999 18th Street, Ste. 2800
Denver, Colorado 80202

copy to:	Markus Williams Young & Zimmerman LLC
Attention: Edward J. Adkins, Esq.
1700 Lincoln Street, Suite, 4000
Denver, Colorado 80203

Section 10.8. Counterparts. This Agreement may be executed in any number of counterparts, and by the different parties hereto on separate counterpart signature pages, and all such counterparts taken together shall be deemed to constitute one and the same instrument.

Section 10.9. Successors and Assigns. This Agreement shall be binding upon Lender and Borrower and their respective successors and permitted assigns, and shall inure to the benefit of Lender and Borrower and their respective successors and assigns, including any subsequent holder of any of the Obligations. Borrower may not assign any of its rights or obligations under any Loan Document without the written consent of Lender.

Section 10.10. Participants. Lender shall have the right at its own cost to grant participations (to be evidenced by one or more agreements or certificates of participation) in the Loans held at any time and from time to time to one or more other Persons. Any party to which such a participation has been granted shall have the benefits of Section 9.1 hereof. Borrower authorizes Lender to disclose to any participant or prospective participant under this Section any financial or other information pertaining to Borrower, provided that such participant or prospective participant is bound by a confidentiality obligation no less protective of Borrower’s confidential information than as set forth in Section 10.24 hereof.

Section 10.11. Assignments. Lender shall have the right at any time, to sell, assign, transfer or negotiate all or any part of its rights and obligations under the Loan Documents (including, without limitation, the indebtedness evidenced by the Note) to one or more commercial banks or other financial institutions or investors with the prior written consent of Borrower, which shall not be unreasonably withheld, conditioned or delayed. Borrower hereby authorizes Lender to disclose to any purchaser or prospective purchaser of an interest in the Loans under this Section 10.11 any financial or other information pertaining to Borrower, provided that such purchaser or prospective purchaser is bound by a confidentiality obligation no less protective of Borrower’s confidential information than as set forth in Section 10.24 hereof.

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Section 10.12. Amendments and Waivers. Any provision of this Agreement or the other Loan Documents may be amended or waived if, but only if, such amendment or waiver is in writing and is signed by Borrower and Lender.

Section 10.13. Headings. Section headings used in this Agreement are for reference only and shall not affect the construction of this Agreement.

Section 10.14. Costs and Expenses; Indemnification. In addition to the expenses set forth in Section 3.1, Borrower agrees to pay all reasonable costs and expenses of Lender in connection with the administration of this Agreement, including, without limitation the reasonable Attorney’s Fees and Costs incurred by Lender in the exercise of any right or remedy available to it under this Agreement and reasonable Attorney’s Fees and Costs incurred by Lender, in connection with the preparation and execution of any amendment, waiver or consent to the Loan Documents related thereto. Borrower further agrees to indemnify Lender, and its directors, officers, employees, agents, financial advisors, and consultants (each, a “Lender Party”) against all losses, claims, damages, penalties, judgments, liabilities and expenses (including, without limitation, all reasonable expenses of litigation or preparation therefor, whether or not the indemnified Person is a party thereto, or any settlement arrangement arising from or relating to any such litigation) which any of them may pay or incur arising out of or relating to any Loan Document or any of the transactions contemplated thereby or the direct or indirect application or proposed application of the proceeds of the Loan, other than those which arise from (a) the gross negligence, bad faith or willful misconduct of Lender Party claiming indemnification, or (b) any material breach or material violation of the Loan Documents by Lender Party (or its agents) claiming indemnification. Borrower, upon demand by Lender at any time, shall reimburse Lender for any reasonable legal or other expenses incurred in connection with investigating or defending against any of the foregoing (including any settlement costs relating to the foregoing) except if the same is directly due to the gross negligence, bad faith or willful misconduct of the party to be indemnified. The obligations of Borrower under this Section shall survive the termination of this Agreement.

Section 10.15. Set-off. In addition to any rights now or hereafter granted under applicable law and not by way of limitation of any such rights, and to the extent permitted by applicable law, upon the occurrence of any Event of Default, Lender and each subsequent holder of any Obligation is hereby authorized by Borrower at any time or from time to time, without notice to Borrower or to any other Person, any such notice being hereby expressly waived, to set-off and to appropriate and to apply any and all deposits (general or special, including, but not limited to, indebtedness evidenced by certificates of deposit, whether matured or unmatured, but not including trust accounts, and in whatever currency denominated) and any other indebtedness at any time held or owing by Lender or that subsequent holder to or for the credit or the account of Borrower, whether or not matured, against and on account of the Obligations of Borrower to Lender or that subsequent holder under the Loan Documents.

Section 10.16. Entire Agreement. The Loan Documents constitute the entire understanding of the parties thereto with respect to the subject matter thereof and any prior agreements, whether written or oral, with respect thereto are superseded hereby.

Section 10.17. Governing Law. This Agreement and the other Loan Documents (except as otherwise specified therein), and the rights and duties of the parties hereto, shall be construed and determined in accordance with the internal laws of the State of Colorado. The parties hereby submit to the exclusive jurisdiction of the United States District Court for the District of Colorado and of any Colorado state court sitting in the City of Denver for purposes of all legal proceedings arising out of or relating to this Agreement, the other Loan Documents or the transactions contemplated hereby or thereby. Borrower and Lender irrevocably waive, to the fullest extent permitted by law, any objection which they may now or hereafter have to the venue of any such proceeding brought in such a court and any claim that any such proceeding brought in such a court has been brought in an inconvenient forum.

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Section 10.18. Waiver of Jury Trial. In consideration of Lender’s decision to approve the Loan, both Lender and Borrower agree to waive the right to a jury trial in any lawsuit that may arise between the parties hereunder or under any other Loan Document.

Section 10.19. Severability of Provisions. Any provision of this Agreement or any Loan Document which is unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such unenforceability without invalidating the remaining provisions hereof or affecting the validity or enforceability of such provision in any other jurisdiction. All rights, remedies and powers provided in this Agreement and the other Loan Documents may be exercised only to the extent that the exercise thereof does not violate any applicable mandatory provisions of law, and all the provisions of this Agreement and other Loan Documents are intended to be subject to all applicable mandatory provisions of law which may be controlling and to be limited to the extent necessary so that they will not render this Agreement or the other Loan Documents invalid or unenforceable.

Section 10.20. Excess Interest. Notwithstanding any provision to the contrary contained herein or in any other Loan Document, no provision shall require the payment or permit the collection of any amount of interest in excess of the maximum amount of interest permitted by applicable law to be charged for the use or detention, or the forbearance in the collection, of all or any portion of the Loans or other obligations outstanding under this Agreement or any other Loan Document (“Excess Interest”). If any Excess Interest is provided for, or is adjudicated to be provided for, herein or in any other Loan Document, then in such event (a) the provisions of this Section 10.20 shall govern and control, (b) Borrower or any guarantor or endorser shall not be obligated to pay any Excess Interest, (c) any Excess Interest that Lender may have received hereunder shall, at the option of Lender, be (i) applied as a credit against the then outstanding principal amount of Obligations hereunder and accrued and unpaid interest thereon (not to exceed the maximum amount permitted by applicable law), (ii) refunded to Borrower, or (iii) any combination of the foregoing, (d) the interest rate payable hereunder or under any other Loan Document shall be automatically subject to reduction to the maximum lawful contract rate allowed under applicable usury laws (the “Maximum Rate”), and this Agreement and the other Loan Documents shall be deemed to have been, and shall be, reformed and modified to reflect such reduction in the relevant interest rate, and (e) neither Borrower nor any guarantor or endorser shall have any action against Lender for any damages whatsoever arising out of the payment or collection of any Excess Interest. Notwithstanding the foregoing, if for any period of time interest on any of the Obligations of Borrower is calculated at the Maximum Rate rather than the applicable rate under this Agreement, and thereafter such applicable rate becomes less than the Maximum Rate, the rate of interest payable on the Obligations of Borrower shall remain at the Maximum Rate until Lender has received the amount of interest which Lender would have received during such period on the Obligations of Borrower had the rate of interest not been limited to the Maximum Rate during such period.

Section 10.21. Construction. Nothing contained herein shall be deemed or construed to permit any act or omission which is prohibited by the terms of any Collateral Document, the covenants and agreements contained herein being in addition to and not in substitution for the covenants and agreements contained in the Collateral Documents.

Section 10.22. Relationship of the Parties. Nothing contained in this Agreement and no action taken by Lender pursuant hereto shall be deemed to constitute Lender and Borrower as a partnership, association, joint venture or other entity.

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Section 10.23. USA Patriot Act. Pursuant to the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)) (the “Act”), Lender hereby notifies Borrower that, pursuant to the requirements of the Act, it is required to obtain, verify, and record information that identifies Borrower, which information includes the name and address of Borrower and other information that will allow Lender to identify Borrower in accordance with the Act.

Section 10.24. Confidentiality. Lender shall hold all non-public information provided by Borrower pursuant to or in connection with this Agreement in accordance with their customary procedures for handling confidential information of this nature, but may make disclosure to any of their agents, attorneys-in-fact, examiners, regulators, non-governmental self-regulatory authorities, Affiliates, outside auditors, counsel and other professional advisors in connection with this Agreement or to any nationally recognized rating agency that requires access to information about Lender’s investment portfolio in connection with ratings issued with respect to Lender, or as requested by any governmental agency, non-governmental self-regulatory authority or representative thereof or pursuant to legal or regulatory process; provided, however, that unless specifically prohibited by applicable law or court order, or in connection with any supervising examination, Lender shall use reasonable efforts to promptly notify Borrower of any request by any governmental agency or representative thereof (other than any such request in connection with an examination of the financial condition of Lender by such governmental agency) for disclosure of any such non-public information and, where practicable, prior to disclosure of such information.

[Signature Pages to Follow]

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This Agreement is entered into between us for the uses and purposes hereinabove set forth as of the date first above written.

“BORROWER”

Birner Dental Management Services, Inc.
a Colorado corporation

By:	/s/ Dennis Genty
Name:	Dennis Genty
Title:	CFO

“LENDER”

Compass Bank

By:	/s/ Douglas A. Kimes
Name:	Douglas A. Kimes
Title:	Senior Vice President – Healthcare Banking

[Signature Page to Credit Agreement]

S-1

Exhibit A

Form of Quarterly Covenant Compliance Certificate

Exhibits

Schedule I

Authorized Representatives

Schedule I

NAME	TITLE
Frederic W. J. Birner	Chief Executive Officer
Mark A. Birner	President
Dennis N. Genty	Chief Financial Officer

Exhibits

Schedule II

Management Agreements

1.	64th and Ward – Arvada
2.	88th and Wadsworth
3.	ABC
4.	Alice
5.	Arapahoe
6.	Bell Road/Arizona
7.	Boulder
8.	Bowmar
9.	Brighton
10.	Buckley & Quincy
11.	Candelaria
12.	Castle Rock
13.	Centerra
14.	Central Denver
15.	Cheyenne Meadows
16.	Continental Ranch
17.	Cottonwood
18.	Cubero
19.	East 104th
20.	East Illiff
21.	Elliot and McClintock
22.	Erie
23.	Folsom
24.	Four Hills
25.	Fourth Street
26.	Garden of the Gods
27.	Glendale
28.	Golden
29.	Greeley
30.	Green Mountain
31.	Green Valley Ranch
32.	Highlands Ranch
33.	Ken Caryl
34.	Leetsdale
35.	Longmont
36.	Loveland
37.	Mississippi
38.	Monaco and Evans
39.	North Sheridan
40.	North Wilmot

Exhibits

41.	Olive
42.	Pace
43.	Palm Valley
44.	Parker
45.	Plaza Del Sol
46.	Power and McDowell
47.	Powers
48.	Rio Rancho
49.	Sheridan and 64th
50.	Smoky Hill
51.	South 8th Street
52.	South Fort Collins
53.	South Holly Street
54.	Speer
55.	Uintah Gardens
56.	Union & Academy
57.	Vantage
58.	Venada Plaza
59.	Waddell
60.	West 120th Avenue
61.	West 34th Avenue
62.	West 38th Avenue
63.	West Jewell
64.	Woodman Valley
65.	Wyoming and Canelaria
66.	Yale

Exhibits